Exhibit 10.aa

AMENDMENT TO THE

FIRST BANCORP SENIOR MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the First Bancorp Senior Management Supplemental Executive Retirement Plan (hereinafter referred to as “the SERP”), by First Bancorp (hereafter referred to as “the Employer”), is made this the 11th day of March, 2014.

W I T N E S S E T H:

WHEREAS, the Employer maintains an unfunded, nonqualified supplemental pension plan known as the First Bancorp Senior Management Supplemental Executive Retirement Plan (hereinafter referred to as “the SERP”) for the exclusive benefit of certain members of management and highly compensated employees; and

WHEREAS, the Employer previously amended the SERP so as to freeze participation and benefit accruals effective December 31, 2012, and now desires this Amendment to supersede the provisions of the SERP to the extent those provisions are inconsistent with the provisions of this Amendment;

NOW, THEREFORE, effective March 31, 2014, the SERP shall be amended as follows:

1.	Section 1.14 Normal Retirement Age is deleted in its entirety and the following new Section

1.14 Normal Retirement Age is substituted in its place, as follows:

“1.14 Normal Retirement Age shall be a Participant’s 65th birthday, except that effective March 31, 2014, a Participant who, as of any determination date following March 31, 2014, is a member of the Employer's Executive Officer and who has earned at least 40 Years of Service with the Employer, shall be automatically deemed to have met the Normal Retirement Age requirement as of the date such conditions are attained.”

2.	Section 1.15 Normal Retirement Date is deleted in its entirety and the following new Section

1.15 Normal Retirement Date is substituted in its place, as follows:

“1.15 Normal Retirement Date shall be the first day of the month coinciding with or next following the Participant’s Normal Retirement Age.”

IN WITNESS WHEREOF, this Amendment to the First Bancorp Senior Management Supplemental Executive Retirement Plan is adopted this 11th day of March, 2014, to be effective as otherwise stated above.

FIRST BANCORP

By: /s/ Richard H. Moore
Its: President and CEO

ATTEST:

By: /s/ Timothy S. Maples

Its: Assistant Secretary